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                                                                   Exhibit 10.15


                                EARNOUT AGREEMENT
                                -----------------


         THIS AGREEMENT ("Agreement") is made this 3rd day of April 1998 among CONLEY, CANITANO & ASSOC., INC., an Ohio corporation ("CCAi"), KELLY-LEVEY & ASSOCIATES, INC., a Kentucky corporation (the "Company"), and ANTHONY KELLY, GARY LEVEY, RONNIE CRUMPLER (collectively the "Controlling Shareholders").


                                R E C I T A L S:
                                ----------------

         WHEREAS, CCAi, the Company and the Controlling Shareholders are parties to the Stock Purchase Agreement dated as of April 3, 1998 (the "Purchase Agreement") pursuant to which CCAi acquired all of the capital stock of the Company from the shareholders of the Company;

         WHEREAS, each of the shareholders of the Company other than the Controlling Shareholders are parties to Minority Share Purchase Agreements dated as of April 3, 1998 (the "Minority Share Purchase Agreements") (the Purchase Agreement and the Minority Share Purchase Agreements collectively referred to as the "Purchase Agreement");

         WHEREAS, pursuant to the terms of the Purchase Agreement, an additional sum not to exceed One Million One Million One Hundred Twenty Six Thousand Five Hundred Thirty Four Dollars ($1,126,534) (the "Kelly Earnout Consideration") is payable to Anthony F. Kelly ("Kelly") subject to Kelly complying with the Noncompetition Agreement between CCAi and Kelly, dated April 3, 1998 (the "Kelly Non-Compete");

         WHEREAS, pursuant to the terms of the Purchase Agreement, an additional sum not to exceed Three Million Three Hundred Seventy Three Thousand Four Hundred Sixty Six Dollars ($3,373,466) (the "Shareholders' Earnout Consideration") (the Kelly Earnout Consideration and the Shareholders' Earnout Consideration, collectively the "Earnout Consideration") is payable to the shareholders of the Company other than Anthony F. Kelly (collectively the "Shareholders") if certain target financial goals are met; and

         WHEREAS, the parties desire to define the target financial goals for the payment of the Earnout Consideration.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto do hereby agree as follows:

1. DEFINITIONS. Wherever used in this Agreement, the following words and phrases shall have the meaning set forth below unless the context plainly requires a different meaning:

                  a.       "AVERAGE BILLABLE DAYS" means 220 days per year.



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                  b.       "CAUSE" shall have the meaning ascribed to it in each
                           individual Shareholder's employment agreement with CCAi; PROVIDED, HOWEVER, if such Shareholder's employment agreement with CCAi does not define "Cause", then "Cause" shall mean:

                                    (i) misappropriating any funds or property of CCAi, committing fraud or embezzlement or engaging in any criminal or illegal activity having a material adverse effect on CCAi;
                                    (ii) except for providing services to CCAi in exchange for compensation in accordance with the terms of the Shareholder's employment agreement, attempting to obtain material personal gain, profit or enrichment at the expense of CCAi or from any transaction in which the Shareholder has an interest which is known by the Shareholder to be adverse to the interest of CCAi; (iii) being convicted of a felony; (iv) committing any material breach of the Shareholder's employment agreement with CCAi; provided such breach continues for a period of 30 days after CCAi shall have notified the Shareholder in writing of such breach; or
                                    (v) performing or committing any act
                                    intended by the Shareholder to cause a
                                    material adverse effect on CCAi, including, without limitation, acts of sexual harassment, provided such act continues unremedied for a period of 30 days after CCAi shall have notified the Shareholder in writing of such act.

                  c.       "CCAI" means Conley, Canitano & Assoc., Inc.

                  d.       "CCAI AVERAGE BILLABLE RATE" means $1,300 per day.

                  e.       "CLOSING DATE" means April 3, 1998.

                  f.       "CONTRIBUTION MARGIN" means 45%.

                  g. "EARNOUT PERIOD" means collectively the Year One Earnout Period and the Year Two Earnout Period.




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                                      - 3 -

                  h. "TARGET CONTRIBUTION MARGIN (IN DOLLARS)" means collectively the Year One Target Contribution Margin (in dollars) and the Year Two Target Contribution Margin (in dollars).

                  i.       "KELLY" means Anthony F. Kelly.

                  j. "KELLY EARNOUT CONSIDERATION" means $1,126,534, payable in three equal annual payments of $375,511 on April 3 of each year commencing on April 3, 1999 with the third and final payment of $375,512 on April 3, 2001, as described in Section 2(a).

                  k. "KELLY EARNOUT PAYMENTS" shall have the meaning ascribed to it in Section 2(a).

                  l. "KELLY PAYMENT DATES" shall have the meaning ascribed to it in Section 2(a).

                  m.       "KLA" OR THE "COMPANY" means Kelly-Levey &
                           Associates, Inc.

                  n. "KLA CONTRIBUTION MARGIN (IN DOLLARS)" means collectively the Year One KLA Contribution Margin (in dollars) and the Year Two KLA Contribution Margin (in dollars).

                  o. "KLA EMPLOYEES" means those employees of KLA who sign an employment agreement with CCAi as of April 3, 1998 and are full-time employees of CCAi, and all additional employees who become employees or representatives of CCAi as a result of a direct or indirect referral by a KLA Employee.

                  p. "KLA CONTRIBUTION MARGIN (IN DOLLARS)" means the applicable Year One or Year Two KLA Revenues less the applicable Year One or Year Two KLA Employee Cost.

                  q. "KLA EMPLOYEE COST" means the total actual hourly cost of each KLA Employee (other than Ronnie Crumpler, Gary Levey, Brad Wolfe and John Banta) during the applicable Earnout Period, as determined using the Toni Moorman Formula.

                  r. "SHAREHOLDERS" means all of the shareholders of KLA other than Anthony F. Kelly.

                  s. "SHAREHOLDER PAYMENT DATES" shall have the meaning ascribed to it in Section 3(a).




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                                      - 4 -

                  t. "SUCCESS FEE" means the net bonuses paid by a customer in excess of normal time and expense generated directly or indirectly by the KLA Employees.

                  u. "TARGET CONTRIBUTION MARGIN (IN DOLLARS)" means collectively the Year One Target Contribution Margin (in dollars) and the Year Two Target Contribution Margin (in dollars).

                  v. "TARGET REVENUES" means collectively the Year One Target Revenues and the Year Two Target Revenues.

                  w. "TERMINATION EVENTS" means, with respect to any Shareholder, the occurrence of one of the following events: (i) the Shareholder is terminated by the Company or CCAi with Cause; or (ii) the Shareholder voluntarily terminates his or her employment with the Company or CCAi.

                  x. "TONI MOORMAN FORMULA" means the total actual hourly cost of all of the KLA Employees, determined for each KLA Employee as follows:

                                    (A) the KLA Employee's annual base salary;
                                    divided by (B) 1840; multiplied by (C) 1.12;
                                    plus (D) either (1) $11.50 for consultants;
                                    (2) $17.50 for Managing Associates; or (3)
                                    $15.50 for Application Associates.

                  y. "YEAR ONE BREAK EVEN CONTRIBUTION MARGIN" means $2,841,696 plus the Year One KLA Turnover Contribution Margin Adjustment.

                  z. "YEAR ONE EARNOUT PERIOD" means the earnout period commencing April 4, 1998 and ending on April 3, 1999.

                  aa.      "YEAR ONE EARNOUT RATIO" means

                                    (A) (1) the Year One KLA Contribution
                                    Margin, minus (2) the Year One Break Even
                                    Contribution Margin; divided by (B) (1) the
                                    Year One Target Contribution Margin; minus
                                    (2) the Year One Break Even Contribution
                                    Margin.

                  bb. "YEAR ONE KLA CONTRIBUTION MARGIN (IN DOLLARS)" means:

                                    (A) the Year One KLA Revenues; less (B) the
                                    Year One KLA Employee Cost

                  cc. "YEAR ONE KLA EMPLOYEE CLIENT CONTRIBUTION MARGIN (IN DOLLARS)" means:




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                                    (A) all revenue derived during the Year One
                                    Earnout Period from CCAi employees (other than KLA Employees) on projects or with clients referred or developed directly or indirectly by KLA Employees; less the total employee cost for all CCAi employees working on the foregoing projects and/or clients during the Year One Earnout Period, as determined using the Toni Moorman Formula.

                  dd. "YEAR ONE KLA EMPLOYEE COSTS" means the total actual cost of all KLA Employees other than Ronnie Crumpler, Gary Levey, Brad Wolfe and John Banta during the Year One Earnout Period as determined by the Toni Moorman Formula.

                  ee. "YEAR ONE KLA REVENUES" means the actual revenue generated by all of the KLA Employees during the Year One Earnout Period determined as follows:

                                    (A) the total actual hours billed by all KLA
                                    Employees during the Year One Earnout
                                    Period; multiplied by (B) the actual hourly rate charged to customers for the services performed by each KLA Employee during the Year One Earnout Period; plus (C) ANY ADDITIONAL SUCCESS FEES OR BONUSES GENERATED BY THE KLA EMPLOYEES DURING THE YEAR ONE EARNOUT PERIOD; plus (D) the Year One KLA Employee Client Contribution Margin (in dollars); plus (E) the Year One SAP Book Revenues during the Year One Earnout Period.

                  ff. "YEAR ONE KLA TURNOVER CONTRIBUTION MARGIN ADJUSTMENT" means that amount, if any, by which the Year One Target Contribution Margin (in dollars) shall be increased based upon the turnover of KLA Employees during the Year One Earnout Period as follows:


                  Turnover/                 Increase in Year One Target
                  Number of                     Contribution Margin
                KLA Employees                      Per Employee*
                -------------                      -------------
                 less than 4                             0
                 5-7                                  $50,000
                 8-9                                  $75,000
                 greater than 9                      $150,000


* The first 4 employees lost shall not count towards the Contribution Margin increase.



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                  gg.      "YEAR ONE SAP BOOK REVENUES" means all revenues
                           derived during the Year One Earnout Period from the SAP/R/3 Book written by the KLA Employees.

                  hh. "YEAR ONE SHAREHOLDERS' EARNOUT CONSIDERATION" means up to $1,180,713.

                  ii. "YEAR ONE TARGET CONTRIBUTION MARGIN (IN DOLLARS)" means (A) $5,920,200 (45% of the Year One Target Revenues); plus (B) the Year One KLA Turnover Contribution Margin Adjustment, if any.

                  jj. "YEAR ONE TARGET REVENUE" means $13,156,000 determined as follows:

                                    (A) 46 KLA Employees; multiplied by (B) the
                                    Average Billable Days; multiplied by (C) the
                                    CCAi Average Billable Rate.

                  kk. "YEAR TWO BREAK EVEN CONTRIBUTION MARGIN" means $3,243,240 plus the Year Two KLA Turnover Contribution Margin Adjustment.

                  ll.      "YEAR TWO EARNOUT RATIO" means:

                                    (A)(1) the Year Two KLA Contribution Margin;
                                    minus (2) the Year Two Break Even
                                    Contribution Margin, divided by (B)(1) the Year Two Target Contribution Margin; minus
                                    (2) the Year Two Break Even Contribution
                                    Margin.

                  mm. "YEAR TWO KLA CONTRIBUTION MARGIN (IN DOLLARS)" means:

                                    (A) the Year Two KLA Revenues; less (B) the
                                    Year Two KLA Employee Cost

                  nn. "YEAR TWO KLA EMPLOYEE CLIENT CONTRIBUTION MARGIN (IN DOLLARS)" means:

                                    (A) all revenue derived during the Year Two
                                    Earnout Period from CCAi employees (other than KLA Employees) on projects or with clients referred or developed directly or indirectly by KLA Employees less the total employee costs for all CCAi employees working on the foregoing projects and/or clients during the Year Two Earnout Period, as determined using the Toni Moorman Formula.



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                                      - 7 -

                  oo. "YEAR TWO KLA EMPLOYEE COSTS" means the total actual cost of all KLA Employees other than Ronnie Crumpler, Gary Levey, Brad Wolfe and John Banta during the Year Two Earnout Period as determined by the Toni Moorman Formula.

                  pp. "YEAR TWO KLA REVENUES" means the actual revenue generated by all of the KLA Employees during the Year Two Earnout Period determined as follows:

                                    (A) the total actual hours billed by all KLA
                                    Employees during the Year Two Earnout
                                    Period; multiplied by (B) the actual hourly rate charged to customers for the services performed by each KLA Employee during the Year Two Earnout Period; plus (C) any additional success fees or bonuses generated by the KLA Employees during the Year Two Earnout Period; plus (D)Year Two KLA Employee Client Contribution Margin (in dollars); plus (E) Year Two SAP Book Revenues during the Year Two Earnout Period.

                  qq. "YEAR TWO KLA TURNOVER CONTRIBUTION MARGIN" means that amount, if any, by which the Year Two Target Contribution Margin (in dollars) shall be increased based upon the turnover of KLA Employees during the Year Two Earnout Period as follows:


               Turnover/                     Increase in Year Two Target
               Number of                        Contribution Margin
              KLA Employees                        (In Dollars)
              -------------                        ------------
               less than 6                                0
                 6-9                                  $50,000
                10-12                                 $75,000
             greater than 12                         $150,000

                  rr. "YEAR TWO SAP BOOK REVENUES" means all revenues derived during the Year Two Earnout Period from the SAP/R/3 Book written by the KLA Employees.

                  ss. "YEAR TWO SHAREHOLDERS' EARNOUT CONSIDERATION" means up to $2,192,753, plus any Year One Shareholders' Earnout Consideration not earned by the Shareholders during the Year One Earnout Period.

                  tt. "YEAR TWO TARGET CONTRIBUTION MARGIN (IN DOLLARS)" means (A) $6,949,800 (45% of the Year Two Target Revenue); plus (B) the Year Two KLA Turnover Contribution Margin Adjustment.


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                                      - 8 -

                  uu. "YEAR TWO TARGET REVENUE" means $15,444,000 determined as follows:

                                    (A) 54 KLA Employees; multiplied by (B) the
                                    Average Billable Days; multiplied by (C) the
                                    CCAi Average Billable Rate.

         2.       Kelly's Earnout Consideration.
                  ------------------------------

                  a. Subject to the provisions and conditions of Section 2(b), CCAi shall pay to Kelly the Kelly Earnout Consideration in three (3) equal annual payments of $375,511 (collectively the "Kelly Earnout Payments" and individually, the "Kelly Earnout Payment"). The Kelly Earnout Payments shall be paid by CCAi to the Shareholders' Representative on behalf of Kelly on the following dates (collectively the "Kelly Payment Dates" and individually the "Kelly Payment Date"):

                             April 3, 1999 -$375,511
                             April 3, 2000 -$375,511
                             April 3, 2001 -$375,512

         The Shareholders' Representative shall pay to Kelly the foregoing Kelly Earnout Payments within thirty (30) days of each Kelly Payment Date.

                  b. The Kelly Earnout Consideration is contingent upon Kelly complying with his Non-Compete Agreement. If Kelly breaches his Non-Compete Agreement with CCAi, Kelly shall forfeit all future Kelly Earnout Payments to be paid to Kelly after the date of such breach. Notwithstanding anything contained in this Agreement, CCAi and Kelly acknowledge and agree that once a Kelly Earnout Payment is "earned" by Kelly, it shall not be subject to forfeiture for any future breaches by Kelly of his Non-Compete Agreement. For purposes of this Agreement, an Earnout Payment shall be considered "earned" by Kelly on April 3 of each respective year and shall not be considered accrued for the year.

         3.       Shareholders' Earnout Consideration.
                  ------------------------------------

                  a. Within ten (10) days following the end of the Year One Earnout Period, CCAi shall pay to the Shareholders' Representative on behalf of the Shareholders, the following amount as Year One Shareholders' Earnout Consideration up to a maximum of $1,180,713:

                      an amount equal to $1,180,713 multiplied by the Year One Earnout Ratio





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                                      - 9 -

                  b. Within ten (10) days following the end of the Year Two Earnout Period, CCAi shall pay to the Shareholders' Representative on behalf of the Shareholders, the following amount as Year Two Shareholders' Earnout Consideration up to a maximum of $2,192,753:

                      an amount equal to $2,192,753 multiplied by the Year Two Earnout Ratio

                  c. Notwithstanding the foregoing, if the Year Two KLA Contribution Margin (in dollars) exceeds the Year Two Target Contribution Margin (in dollars) (the "Excess Amount"), then such Excess Amount shall be added to the actual Year One KLA Contribution Margin, and the Year One Earnout formula set forth in Section 3(a) shall be recalculated using as the Year One KLA Contribution Margin (in dollars), the sum of the Excess Amount plus the actual Year One KLA Contribution Margin (in dollars). CCAi shall pay to the Shareholders' Representative on behalf of the Shareholders an amount equal to the difference between the recalculated Year One Shareholders Earnout Consideration less the actual Year One Shareholders Consideration paid but not to exceed $1,180,713 actually paid to the Shareholders' as Year One Shareholders' Earnout Consideration (including any recalculated amounts hereunder).

         4. TERMINATION EVENTS. If a Termination Event shall have occurred with respect to any Shareholder (the "Terminated Shareholder"), then such Terminated Shareholder shall not be entitled to any Earnout Payments earned on or after the date of such Termination Event. The Shareholders acknowledge and agree that any Earnout Payment forfeited by a Terminated Shareholder shall be distributed pro rata to the remaining Shareholders in accordance with each of their respective ownership interest in the Company immediately prior to the closing of the transactions contemplated by the Purchase Agreement as among themselves.

         5. AMENDMENT. This Agreement may not be amended or modified in any manner other than by a written instrument duly executed by each party hereto.

         6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Ohio or any other jurisdiction) that would cause the application of the law of any other jurisdiction other than the State of Ohio.

         7. DISPUTE RESOLUTION. Any dispute arising out of or relating to this Agreement that has not been settled within thirty (30) days by good faith negotiation between the parties to this Agreement shall be submitted to Endispute for final and binding arbitration pursuant to Endispute's Arbitration Rules. Any such arbitration shall be conducted in Cleveland, Ohio. Such proceedings shall be guided by the following agreed upon procedures:

                  a. mandatory exchange of all relevant documents, to be accomplished within forty-five (45) days of the initiation of the procedure;

                  b. no other discovery;



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                                     - 10 -

                  c. hearings before the neutral advisor which shall consist of a summary presentation by each side of not more than three hours; such hearings to take place on one or two days at a maximum;

                  d. decision to be rendered not more than ten (10) days following such hearings; and

                  e. punitive damages shall not be permitted under any circumstances.



       (REMAINDER OF PAGE INTENTIONALLY BLANK. SIGNATURE PAGE TO FOLLOW.)



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         IN WITNESS WHEREOF, the undersigned have hereunto set their respective hands as of the date and year first above written.

                                        CONLEY, CANITANO & ASSOC., INC.



                                        By: /s/ Nicholas A. Canitano
                                           -------------------------------------

                                        KELLY-LEVEY & ASSOCIATES, INC.


                                        By: /s/ Anthony F. Kelly
                                           -------------------------------------
                                                 Anthony F. Kelly, President

                                         /s/ Anthony F. Kelly
                                        ---------------------------------------
                                                 ANTHONY F. KELLY


                                         /s/ Ronnie Crumpler
                                        ---------------------------------------
                                                 RONNIE CRUMPLER


                                         /s/ Gary Levey
                                        ---------------------------------------
                                                     GARY LEVEY